Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-255198 on Form S-4 of our report dated April 13, 2021, relating to the financial statements of Tempest Therapeutics Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

May 3, 2021